Exhibit 8.1

LIST OF MAJOR SUBSIDIARIES

(as of December 31, 2014)

NAME OF ENTITY AND BUSINESS NAME (IF DIFFERENT)	JURISDICTION OF INCORPORATION

China Mobile Communication (BVI) Limited	British Virgin Islands

China Mobile Communication Co., Ltd.	China

Guangdong Mobile	China

China Mobile Group Zhejiang Co., Ltd.	China

China Mobile Group Jiangsu Co., Ltd.	China

China Mobile Group Fujian Co., Ltd.	China

China Mobile Group Henan Co., Ltd.	China

China Mobile Group Hainan Co., Ltd.	China

China Mobile Group Beijing Co., Ltd.	China

China Mobile Group Shanghai Co., Ltd.	China

China Mobile Group Tianjin Co., Ltd.	China

China Mobile Group Hebei Co., Ltd.	China

China Mobile Group Liaoning Co., Ltd.	China

China Mobile Group Shandong Co., Ltd.	China

China Mobile Group Guangxi Co., Ltd.	China

China Mobile Group Anhui Co., Ltd.	China

China Mobile Group Jiangxi Co., Ltd.	China

China Mobile Group Chongqing Co., Ltd.	China

China Mobile Group Sichuan Co., Ltd.	China

China Mobile Group Hubei Co., Ltd.	China

China Mobile Group Hunan Co., Ltd.	China

China Mobile Group Shaanxi Co., Ltd.	China

China Mobile Group Shanxi Co., Ltd.	China

China Mobile Group Neimenggu Co., Ltd.	China

China Mobile Group Jilin Co., Ltd.	China

China Mobile Group Heilongjiang Co., Ltd.	China

China Mobile Group Guizhou Co., Ltd.	China

China Mobile Group Yunnan Co., Ltd.	China

China Mobile Group Xizang Co., Ltd.	China

China Mobile Group Gansu Co., Ltd.	China

China Mobile Group Qinghai Co., Ltd.	China

China Mobile Group Ningxia Co., Ltd.	China

China Mobile Group Xinjiang Co., Ltd.	China

China Mobile Group Design Institute Co., Ltd.	China

China Mobile Holding Company Limited	China

China Mobile (Shenzhen) Limited	China

Aspire Holdings Limited	Cayman Islands

Aspire (BVI) Limited	British Virgin Islands

Aspire Technologies (Shenzhen) Limited	China

Aspire Information Network (Shenzhen) Limited	China

Aspire Information Technologies (Beijing) Limited	China

Fujian FUNO Mobile Communication Technology Company Limited	China

Advanced Roaming & Clearing House Limited	British Virgin Islands

Fit Best Limited	British Virgin Islands

China Mobile Hong Kong Company Limited	Hong Kong

China Mobile International Holdings Company Limited	Hong Kong

China Mobile International Limited	Hong Kong

China Mobile Group Device Company Limited	China

China Mobile Group Finance Co., Ltd.	China

China Mobile M2M Company Limited	China

China Mobile (Suzhou) Software Technology Co., Ltd.	China

China Mobile (Hangzhou) Information Technology Co., Ltd.	China

China Mobile Online Service Co., Ltd.	China